AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 12th, 2001

REGISTRATION NO. 333-93401

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE
AMENDMENT NO. 1
TO

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

THE DIAL CORPORATION

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware		51-0374887

(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)

15501 North Dial Boulevard Scottsdale, AZ 85260-1619 (480) 754-3425

(ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
OF REGISTRANT’S PRINCIPAL EXECUTIVE OFFICES)

Herbert M. Baum
Chairman of the Board of Directors, President and
Chief Executive Officer
The Dial Corporation
15501 North Dial Boulevard
Scottsdale, AZ 85260-1619
(480) 754-3425

(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
AREA CODE, OF AGENT FOR SERVICE)

Copies of All Communications, Including Communications Sent to Agent for
Service, Should be Sent to:

Christopher J. Littlefield, Esq	Steven D. Pidgeon, Esq

Senior Vice President, General Counsel and Secretary	Snell & Wilmer L.L.P.

The Dial Corporation	One Arizona Center

15501 North Dial Boulevard	Phoenix, AZ 85004-0001

Scottsdale, AZ 85260-1619	(602) 382-6252

(480) 754-3425

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: Not applicable.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

         This Post-Effective Amendment No. 1 to Registration Statement shall become effective in accordance with Section 8(c) of the Securities Act of 1933, as amended, on such date as the Commission, acting pursuant to Section 8(c), may determine.

DEREGISTRATION OF SECURITIES

         The purpose of this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (Registration No. 333-93401) (the “Registration Statement”) of The Dial Corporation is to deregister all securities registered pursuant to the Registration Statement that remain unsold as of the date this Post-Effective Amendment No. 1 to Registration Statement is filed.

SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, The Dial Corporation has certified that it has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale and the State of Arizona, on October 12, 2001.

THE DIAL CORPORATION

By: /s/ Herbert M. Baum Herbert M. Baum Chairman of the Board, President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities on October 12, 2001.

SIGNATURE	TITLE

/s/ Herbert M. Baum Herbert M. Baum	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)

/s/ Conrad A. Conrad Conrad A. Conrad	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ John F. Tierney John F. Tierney	Senior Vice President and Controller (Principal Accounting Officer)

/s/ Joy A. Amundson Joy A. Amundson	Director

/s/ Joe T. Ford Joe T. Ford	Director

/s/ Thomas L. Gossage Thomas L. Gossage	Director

/s/ Donald E. Guinn Donald E. Guinn	Director

/s/ James E. Oesterreicher James E. Oesterreicher	Director

/s/ Michael T. Riordan Michael T. Riordan	Director

/s/ Barbara S. Thomas Barbara S. Thomas	Director

/s/ Salvador M. Villar Salvador M. Villar	Director